N E W S R E L E A S E CONTACT: Paul Seavey FOR IMMEDIATE RELEASE (800) 247-5279 January 18, 2017 ELS SETTLES CALIFORNIA LAWSUITS CHICAGO, IL – January 18, 2017 – Equity LifeStyle Properties, Inc. (NYSE:ELS) (referred to herein as the “Company,” “we,” “us,” and “our”) announces that it has entered into agreements pursuant to which it has agreed to settle the three pending California lawsuits related to its California Hawaiian property in San Jose, its Monte del Lago property in Castroville and its Santiago Estates property in Sylmar. Each of the three plaintiff groups is represented by the same law firm and has alleged that the Company failed to properly maintain the respective properties. We expect our aggregate contribution to the settlements, net of contributions from our insurance carriers, to be approximately $2.4 million or $0.03 per share. The net expense will be recorded in the fourth quarter of 2016. The Company reaffirms previously issued guidance ranges for 2016. President and Chief Executive Officer Marguerite Nader commented, “As we have previously stated, we believe that the allegations set forth in the lawsuits were without merit, and we have consistently and vigorously defended ourselves throughout the proceedings. However, we believe that these settlements are in the best interest of the Company and our shareholders. We will continue to focus our resources and management attention on operating high quality, well-maintained communities.” These settlements resolve all pending matters brought by plaintiffs’ counsel against the Company or any of its affiliates. Pursuant to the settlement agreements, all plaintiffs will provide full releases to each of the defendants and their affiliates including with respect to the claims alleged in the lawsuits, and each of the lawsuits and related appeals will be dismissed with prejudice. The settlements do not constitute an admission of liability by the Company or any of its affiliates and were made to avoid the costs, risks and uncertainties inherent in litigation. This press release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. When used, words such as “anticipate,” “expect,” “believe,” “project,” “intend,” “may be” and “will be” and similar words or phrases, or the negative thereof, unless the context requires otherwise, are intended to identify forward-looking statements and may include, without limitation, information regarding our expectations, goals or intentions regarding the future, and the expected effect of our acquisitions. These forward-looking statements are subject to numerous assumptions, risks and uncertainties, including, but not limited to: • our ability to control costs, real estate market conditions, the actual rate of decline in customers, the actual use of sites by customers and our success in acquiring new customers at our properties (including those that we may acquire); • our ability to maintain historical or increase future rental rates and occupancy with respect to properties currently owned or that we may acquire; • our ability to retain and attract customers renewing, upgrading and entering right-to-use contracts; • our assumptions about rental and home sales markets; • our assumptions and guidance concerning 2016 estimated net income, FFO and Normalized FFO; • our ability to manage counterparty risk;

• in the age-qualified properties, home sales results could be impacted by the ability of potential homebuyers to sell their existing residences as well as by financial, credit and capital markets volatility; • results from home sales and occupancy will continue to be impacted by local economic conditions, lack of affordable manufactured home financing and competition from alternative housing options including site-built single-family housing; • impact of government intervention to stabilize site-built single family housing and not manufactured housing; • effective integration of recent acquisitions and our estimates regarding the future performance of recent acquisitions; • the completion of future transactions in their entirety, if any, and timing and effective integration with respect thereto; • unanticipated costs or unforeseen liabilities associated with recent acquisitions; • ability to obtain financing or refinance existing debt on favorable terms or at all; • the effect of interest rates; • the dilutive effects of issuing additional securities; • the effect of accounting for the entry of contracts with customers representing a right-to-use the Properties under the Codification Topic “Revenue Recognition”; • the outcome of pending or future lawsuits or actions brought against us, including those disclosed in our filings with the Securities and Exchange Commission; and • other risks indicated from time to time in our filings with the Securities and Exchange Commission. These forward-looking statements are based on management's present expectations and beliefs about future events. As with any projection or forecast, these statements are inherently susceptible to uncertainty and changes in circumstances. We are under no obligation to, and expressly disclaim any obligation to, update or alter our forward-looking statements whether as a result of such changes, new information, subsequent events or otherwise. We own or have an interest in 391 quality properties in 32 states and British Columbia consisting of 146,610 sites. We are a self-administered, self-managed real estate investment trust (“REIT”) with headquarters in Chicago. # # #